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                                                                   Exhibit 11(b)


            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]


                                 March 27, 2007


Van Kampen Trust for Investment Grade Municipals
1221 Avenue of the Americas
New York, New York  10020

         Re:      Registration Statement on Form N-14 for
                  Van Kampen Trust for Investment Grade Municipals


Ladies and Gentlemen:

         We have acted as special counsel to Van Kampen Trust for Investment Grade Municipals, a voluntary association with transferable shares organized and existing under and by virtue of the laws of The Commonwealth of Massachusetts (a "Massachusetts business trust") (the "Fund"), in connection with the preparation of the Fund's Registration Statement on Form N-14 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the 1933 Act of common shares of beneficial interest of the Fund, par value $0.01 per share (the "Common Shares"), and auction preferred shares of the Fund, par value $0.01 per share, liquidation preference $25,000 per share (the "Preferred Shares"), to be issued pursuant to an Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization") between the Fund and Van Kampen Trust for Investment Grade Florida Municipals, a Massachusetts business trust (collectively, the "Shares").

         This opinion is delivered in accordance with the requirements of Item 16 of Form N-14 under the 1933 Act.

         In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, as filed with the Commission on February 16, 2007 and as it is proposed to be amended by Pre-Effective Amendment No. 1 to be filed on or about March 27, 2007, under the 1933 Act, (ii) the Declaration of Trust (the "Declaration of Trust"), By-Laws and Certificate of Vote of Trustees Establishing Preferred Shares of the Fund, each as amended to date, (iii) the resolutions adopted by the Board of Trustees of the Fund relating to the Agreement and Plan of Reorganization, the authorization and issuance of the Shares pursuant to the Agreement and Plan of Reorganization, the filing of the Registration Statement and any amendments or supplements thereto and related matters, (iv) a draft of the Agreement and Plan of Reorganization and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the
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conformity to original documents of all
documents submitted to us as certified, conformed, photostatic, or other copies and the authenticity of the originals of such latter documents. As to any facts material to such opinion which were not independently established, we have relied on statements or representations of officers and other representatives of the Fund or others.

         Members of our firm are admitted to the bar in The Commonwealth of Massachusetts, and we do not express any opinion as to the laws of any jurisdiction other than the laws of The Commonwealth of Massachusetts.

         Pursuant to certain decisions of the Supreme Judicial Court of The Commonwealth of Massachusetts, shareholders of a Massachusetts business trust may, in certain circumstances, be assessed or held personally liable as partners for the obligations of a Massachusetts business trust. Even if the Fund were held to be a partnership, however, the possibility of the holders of Shares incurring personal liability for financial losses of the Fund appears remote because (A) Article V, Section 5.1 of the Declaration of Trust contains an express disclaimer of liability for holders of shares of beneficial interest of the Fund, including the Shares, for the obligations of the Fund and provides that the Fund shall hold each holder of such shares harmless from, and shall indemnify such holder against, all loss and expense arising solely from being or having been a holder of such shares and (B) Article V, Section 5.5 of the Declaration of Trust requires that a recitation of such disclaimer be included in every written obligation, contract, instrument, certificate, share, other security of the Fund or undertaking made or issued by the trustees of the Fund.

         Based upon and subject to the foregoing and to the statements set forth above with respect to the liability of shareholders of a Massachusetts business trust, we are of the opinion that when (i) the Registration Statement shall have become effective and (ii) the issuance of Shares by the Fund pursuant to the Agreement and Plan of Reorganization (assuming such Agreement has been duly executed and delivered and is binding and enforceable upon the Fund) has been validly authorized and, assuming certificates therefor have been duly executed, countersigned, registered and delivered, or the shareholders' accounts have been duly credited, and the Shares represented thereby have been fully paid for, such Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 11(b) to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP




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